Exhibit 99.1
FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street – Charleston, S.C. 29401
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President, Investor Relations
and Corporate Secretary
(843) 529-5931 or (843) 729-7005

FIRST FINANCIAL HOLDINGS, INC. CEO TO PRESENT AT
THE SANDLER O’NEILL & PARTNERS, L.P.
EAST COAST FINANCIAL SERVICES CONFERENCE

Charleston, South Carolina (November 7, 2008) - First Financial Holdings, Inc. (NASDAQ GSM: FFCH) (“First Financial” or “Company”) CEO A. Thomas Hood will participate in the Sandler O’Neill & Partners, L.P. East Coast Financial Services Conference on Thursday, November 13, 2008 at 2:55 p.m. E.S.T. Mr. Hood is presenting as a participant of the Community Banking in the South: Finding Opportunities in Difficult Times Panel. His presentation will also be available on the Company’s website at www.firstfinancialholdings.com on November 13, 2008 and will remain available through February 1, 2009. This updated presentation will be used throughout the quarter.

First Financial is the holding company for First Federal Savings and Loan Association of Charleston (“First Federal”), which operates 58 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services. For additional information, please visit our web site at www.firstfinancialholdings.com.